MFA
MORTGAGE INVESTMENTS, INC.

Enrollment Form for MFA Mortgage Investments, Inc. Discount Waiver, Direct Stock Purchase and Dividend Reinvestment Plan.

This form when completed and signed, should be mailed in the courtesy envelope provided to: Mellon Investor Services, P.O. Box 3339, South Hackensack, NJ 07606-1939

Is this account for an existing stockholder? **YES** ◯ **NO** ◯

1. Account Registration Complete only **one** section. Print clearly in CAPITAL LETTERS.

◯ **INDIVIDUAL OR JOINT ACCOUNT**

Owner's name

Owner's Social Security number
(used for tax reporting)
___ – __ – ____

Owner's date of birth
Month / Day / Year

Joint Owner's name

Joint Owner's Social Security number
(used for tax reporting)
___ – __ – ____

The account will be registered "Joint Tenants with Rights of Survivorship" unless you check a box below:

◯ Tenants in common ◯ Tenants by entirety ◯ Community property

◯ **GIFT TRANSFER TO A MINOR (UGMA/UTMA)**

Custodian's name

Minor's name

Minor's Social Security number
(required)
___ – __ – ____

Minor's date of birth
Month / Day / Year

◯ **TRUST** (Please check only one of the trustee types) ◯ **Person as trustee** ◯ **Organization as trustee**

Trustee: Individual or organization name

and Co-trustee's name, if applicable

Name of trust

For the benefit of

Trust taxpayer identification number
__ – _______

Date of trust
Month / Day / Year

◯ **ORGANIZATION OR BUSINESS ENTITY**

Check one: Corporation Partnership ◯ Other ◯

Name of entity

Taxpayer identification number

2. Address

Mailing address (including apartment or box number)

City | State | Zip

Home phone ( ) –

Work phone ( ) –

For mailing address outside the U.S.:

Country of residence | Province | Routing or postal code

3. Cash Purchase (Make checks payable to Mellon Bank/MFA)

○ As a **CURRENT** registered stockholder I wish to make an additional investment. Enclosed is my check or money order for $ _____________. (Minimum $50 with the maximum not to exceed $10,000 monthly.)

○ As a **NEW** Investor I wish to enroll in the Plan by making an initial Investment. Enclosed is my check or money order for $_____________. (Initial investment must be a least $1,000 not to exceed $10,000) **AS A NEW INVESTOR YOU MUST COMPLETE SECTIONS 1, 2, & 8.**

4. Bank Authorization Agreement

○ AUTOMATIC ADDITIONAL INVESTMENT

I hereby choose to make additional investments in MFA Mortgage Investments, Inc. common stock by authorizing automatic monthly debits from my bank account.

○ AUTOMATIC INITIAL INVESTMENT

Upon receipt of this form, properly completed, the Plan Administrator will contact your bank to deduct the amount indicated from your bank account on or about the 25th of each month. The Plan Administrator will invest in MFA Mortgage Investments, Inc. Common Stock beginning on the next Investment Date. Such deductions and investments will continue monthly until you notify the Plan Administrator to change or discontinue them. Should your bank account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, you may be charged a fee by your bank for insufficient funds.

Please complete the following and Section 5:

I hereby authorize the Plan Administrator and the Financial Institution indicated below to deduct from my bank account $__________ per month (minimum of $50) and apply amounts so deducted to the purchase of MFA Mortgage Investments, Inc. common stock under the account designated. (Note: Deductions will occur on or about the 25th of each month.)

5. Bank Account Information (complete only if a feature in Section 4 is selected)

This information will be used for ○ Automatic Investment (Sec.4)

☐ Checking account

☐ Savings account

Bank or credit union's ABA transit routing number (available from the bank or credit union)

Bank or credit union account number

Tape your voided check here

Bank and credit union routing information.

For deposits to or withdrawals from your checking account, please tape a voided check so the Administrator may obtain bank or credit union account information.

For deposits to or withdrawals from a savings account, please tape a preprinted deposit slip. **(Please Do Not Staple)**

6. Dividend Reinvestment

You may choose to reinvest all or a portion of the dividends paid on your MFA Mortgage Investments, Inc. common stock. If no box is selected the Plan Administrator will automatically reinvest your dividends.

◯ Reinvest the dividends on ALL shares.

◯ I would like a portion of my dividends reinvested. Please remit to me the dividends on __________ shares. I understand that the dividends on my remaining shares, as well as all future shares that I acquire, will be reinvested.

◯ All cash (no dividend reinvestment).

7. Safekeeping

Common stock certificates deposited for safekeeping in your account must be in the same registration as your Plan account.

◯ Please accept the enclosed certificate (s) for deposit to my account. Enclosed are ____________ share certificates.
insert number

Certificate number	number of shares
T O T A L	

8. Account Authorization Signature (required)

◯ **REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (Substitute Form W-9)**

I am a U.S. citizen or a resident alien. I certify, under penalties of perjury, that (1) the taxpayer identification number in Section 1 is correct (or I am waiting for a number to be issued to me) and (cross out the following if not true) (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of failure to report all interest of dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

◯ **CERTIFICATE OF FOREIGN STATUS (Substitute Form W-8)**

I am an exempt foreign citizen. I certify, under penalties of perjury, that for dividends, I am not a U.S. citizen or resident alien (or I am filing for a foreign corporation, partnership, estate, or trust) and I am an exempt foreign person. I have entered in Section 2 of this enrollment form the country where I reside permanently for income-tax purposes.

◯ **FOR ORGANIZATIONS AND BUSINESS ENTITIES EXEMPT FROM BACKUP WITHHOLDING**

I qualify for exemption and my account will not be subject to tax reporting and backup withholding.

MY/OUR SIGNATURE(S) BELOW INDICATES I/WE HAVE READ THE PLAN PROSPECTUS AND AGREE TO THE TERMS THEREIN AND HEREIN.

Signature of Owner

Date (month, day, year)

Signature of Joint Owner

Date (month, day, year)

Alternatively you may enroll online **at www.melloninvestor.com**